UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 25, 2013 (November 22, 2013)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2013 (the “Closing Date”), Pan-Asia iGATE Solutions (“Pan-Asia”), a 100% owned subsidiary of iGATE Corporation (the “Company”), entered into a credit agreement (the “Credit Facility”) for a secured term loan facility arranged by DBS Bank Ltd. and ING Bank N.V. as mandated lead arrangers and bookrunners and ING Bank N.V., Singapore, as security agent (the “Security Agent”). The Company, along with several of its 100% owned subsidiaries, has entered into a Guaranty (the “Guaranty”) with the Security Agent, under which the Company has guaranteed all of the obligations of Pan-Asia under the Credit Facility.

The Credit Facility has two components, Facility A and Facility B. Facility A has a commitment amount of $ 270.0 million and an interest rate of LIBOR+3.25% and Facility B has a commitment amount of $90.0 million and an interest rate of LIBOR+2.00%. Facility A will mature 60 months from utilization date while Facility B will mature 9 months from utilization date. The Credit Facility contains customary representations and warranties, events of default and affirmative, negative covenants and financial covenants.

After the Closing Date, the Credit Facility will be available to enable Pan-Asia to repay a capital contribution to its parent company which in turn will be applied to extinguish some of the existing debt of the Company in 2014, subject to the terms of the Credit Facility and the agreements covering our existing debt.

The foregoing description of the Credit Facility and the Guaranty does not propose to be complete and is qualified in its entirety by reference to the full text of the Credit Facility and the Guaranty, which is attached as an Exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Please see the discussion set forth in response to Item 1.01 above.

Item 9.01	Exhibits

10.1	Facilities Agreement, dated 22 November 2013, for Pan Asia iGATE Solutions arranged by DBS Bank Ltd. and ING Bank N.V. as mandated lead arrangers and bookrunners with ING Bank N.V., Singapore Branch acting as Agent and ING Bank N.V., Singapore Branch acting as Security Agent

99.1	Press Release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name: Mukund Srinath
Title: Corporate Secretary

November 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Facilities Agreement, dated 22 November 2013, for Pan Asia iGATE Solutions arranged by DBS Bank Ltd. and ING Bank N.V. as mandated lead arrangers and bookrunners with ING Bank N.V., Singapore Branch acting as Agent and ING Bank N.V., Singapore Branch acting as Security Agent

99.1	Text of Press Release, dated November 25, 2013